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Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1/A of Celera Corporation of our report dated May 4, 2007 relating to the financial statements of Berkeley HeartLab, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California
June 17, 2008

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  Exhibit 23.4
CONSENT OF INDEPENDENT ACCOUNTANTS